UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 2, 2004

CT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA

0-19179

56-1837282

(State or other

(Commission

(IRS Employer

jurisdiction

File Number)

 Identification No.)

of incorporation)

1000 PROGRESS PLACE NE

P.O. BOX 227

CONCORD, NORTH CAROLINA

28026-0227

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:

(704) 722-2500

Not Applicable

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.  Other Events

CT Communications, Inc. announced on November 1, 2004 that the Company’s board of directors approved a common stock dividend of $0.07 per share, up 8% from the $0.065 per share dividend paid in the prior quarter.  The new common stock dividend of $0.07 per share is payable on December 15, 2004 to all shareholders of record at the close of business on December 1, 2004.

ITEM 9.01.  Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release dated November 1, 2004, announcing that the Company’s board of directors approved a common stock dividend of $0.07 per share.  The common stock dividend of $0.07 per share is payable on December 15, 2004 to all shareholders of record at the close of business on December 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.

       (Registrant)

Date: November 2, 2004

By: /s/ Ronald A. Marino

Ronald A. Marino

Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.

Exhibit

99.1

Press Release dated November 1, 2004, announcing that the Company’s board of directors approved a common stock dividend of $0.07 per share.  The common stock dividend of $0.07 per share is payable on December 15, 2004 to all shareholders of record at the close of business on December 1, 2004.

Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:

11/1/04

CONTACT:

Nora Carr

Luquire George Andrews
Work: (704) 552-6565; Cell: (704) 589-0784
E-mail: carr@lgapr.com

CT Communications Increases Dividend

CONCORD, N.C., November 1, 2004 – CT Communications, Inc. (NASDAQ: CTCI)  announced today that its board of directors approved a common stock dividend of $0.07 per share, up 8 percent from the previous quarter’s $0.065 per share.

The new common stock dividend is payable on December 15, 2004, to all shareholders of record as of the close of business on December 1, 2004.

CT Communications officials credit the increase in the dividend to the Company’s initiatives to diversify revenue streams and improve operating margins and cash flow.

During the past two years, CTC has aggressively grown its CLEC, Greenfield, Internet and Wireless businesses while reducing its debt by $57.7 million.  In addition, the Company recently announced a $9 million investment initiative to enhance its broadband product capabilities in its ILEC territory.

 “Today’s announcement reflects our confidence in the Company’s ability to consistently grow earnings while maintaining a strong financial position,” said Michael R. Coltrane, President and Chief Executive Officer of CT Communications, Inc.

Increasing efficiency across the board has also helped CT Communications increase its operating cash flow, according to Coltrane. “Our focus the past two years has really paid off, and we’re pleased and proud to be able to share the benefits of increased earnings with our shareholders,” said Coltrane.

About CT Communications, Inc. (CTC)

CT Communications, Inc., which is headquartered in Concord, N.C., is a growing provider of integrated telecommunications and related services to residential and business customers located primarily in North Carolina.  CT Communications, Inc. offers a comprehensive package of telecommunications and related services, including local and long distance telephone service, Internet and data services and digital wireless services.